                                                                      Exhibit 99

                         Form 3 Joint Filer Information

Names:                            DST USA Limited
                                  DST Holdings Limited
                                  United Venture Limited
                                  Orland Properties Limited

Address:                          c/o Tulloch & Co.
                                  4 Hill Street
                                  London W1J 5NE
                                  United Kingdom

Designated Filer:                 DST USA Limited

Issuer & Ticker Symbol:           Facebook, Inc. (FB)

Date of Event Requiring
Statement:                        5/17/12

Signature:                        /s/ Alastair Tulloch
                                  ---------------------------------------------
                                  Secretary

Name:                             The Yury Milner Trust

Address:                          c/o Tulloch & Co.
                                  4 Hill Street
                                  London W1J 5NE
                                  United Kingdom

Designated Filer:                 DST USA Limited

Issuer & Ticker Symbol:           Facebook, Inc. (FB)

Date of Event Requiring
Statement:                        5/17/12

Signature:                        /s/ Alastair Tulloch
                                  ---------------------------------------------
                                  Trustee